QUEST RESOURCE CORPORATION

2005 OMNIBUS STOCK AWARD PLAN

RESTRICTED SHARES AWARD AGREEMENT

Date of Grant:

Number of Restricted Shares Granted:

This Restricted Shares Award Agreement (this "Agreement") dated ______________, 2007, is made by and between Quest Resource Corporation, a Nevada corporation (the "Company"), and ________________ ("Participant").

RECITALS:

A.          Effective October 14, 2005, the Company established the 2005 Omnibus Stock Award Plan (the "Plan") under which the Company may grant employees and non-employee directors of the Company certain equity-based awards.

B.           Participant is an employee or non-employee director of the Company or one of its Subsidiaries and the Company desires to encourage him to own Shares and to give him added incentive to advance the interests of the Company, and desires to grant Participant Restricted Shares of the Company under the terms and conditions established by the Board.

AGREEMENT:

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.           Incorporation of Plan. All provisions of this Agreement and the rights of Participant hereunder are subject in all respects to the provisions of the Plan and the powers of the Board therein provided. Capitalized terms used in this Agreement but not defined shall have the meaning set forth in the Plan.

2.           Grant of Restricted Stock. Subject to the conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to Participant that number of Restricted Shares identified above opposite the heading "Number of Restricted Shares Granted".

3.           Restrictions on Transfer/Period of Restriction. Subject to any exceptions set forth in this Agreement or in the Plan, the Restricted Shares or the rights relating thereto may not be sold, transferred, gifted, bequeathed, pledged, assigned, or otherwise alienated or hypothecated, voluntarily or involuntarily, prior to the respective vesting dates for the number of Restricted Shares identified below (the "Vesting Dates"). On the Vesting Dates, such restriction on transfer shall lapse and the designated Restricted Shares, if not previously forfeited pursuant to Section 4 below, will become freely transferable under this Agreement and the Plan, subject only to such further limitations on transfer, if any, as may exist under applicable law or any other agreement binding upon Participant. Subject to any exceptions listed in this Agreement or in the Plan, the Restricted Shares identified below shall become vested in accordance with the schedule set forth below:

Anniversary of Date of Grant	Number of Restricted Shares Vested

shares

shares

shares

The Board may, in its sole discretion, accelerate the Vesting Date(s) for any or all of the Restricted Shares, if in its judgment the performance of Participant has warranted such acceleration and/or such acceleration is in the best interests of the Company.

4.	Forfeiture Prior to Vesting.

(a)         General Rule. Except as provided below in Section 4(c), if Participant experiences a Termination of Affiliation with the Company or any of its Subsidiaries before the end of the Period of Restriction for all or a portion of the Restricted Shares, Participant will thereupon immediately forfeit all unvested Restricted Shares, and the full ownership of such Restricted Shares and rights will revert to the Company. Upon such forfeiture, Participant shall have no further rights under this Agreement. For purposes of this Agreement, transfer of employment between the Company and any of its Subsidiaries does not constitute a Termination of Affiliation.

(b)         No Vesting Upon Death and Disability. Contrary to Section 5.6(b) of the Plan, which provides that Restricted Shares will become fully vested upon Participant's death or Disability, the Restricted Shares granted under this Agreement will not become fully vested if Participant has a Termination of Affiliate on account of death or Disability.

(c)         Actual or Constructive Termination of Affiliation by the Company. Notwithstanding Section 4(a), if Participant experiences a Termination of Affiliation before the end of the Period of Restriction due to the Company's termination of Participant's employment without "Cause" or due to the Participant's resignation for "Good Reason" (as the terms "Cause" and "Good Reason" are defined in Participant's Employment Agreement dated _______________, 2007, or any successor employment agreement between the Company and the Participant), all restrictions on the Restricted Shares will lapse and cease to be effective, as of the date of Participant's Termination of Affiliation for Good Reason or without Cause. For the avoidance of doubt, for purposes of this Section 4(c), the definitions of "Cause" and "Good Reason" set forth in the Plan are not applicable.

5.           Certificates. The Restricted Shares shall be issued in the name of Participant or a nominee of Participant as of the Date of Grant. One or more certificates representing the Restricted Shares shall bear a legend similar to the following:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED SECURITIES AND SUBJECT TO CERTAIN CONDITIONS UNDER THE QUEST RESOURCE CORPORATION 2005 OMNIBUS STOCK AWARD PLAN AND THE APPLICABLE RESTRICTED SHARES AWARD AGREEMENT PURSUANT TO WHICH THE SHARES WERE ISSUED. THESE SHARES ARE SUBJECT TO A RISK OF FORFEITURE AND CANNOT BE SOLD, DONATED, TRANSFERRED OR IN ANY OTHER MANNER ENCUMBERED EXCEPT IN ACCORDANCE WITH THE TERMS OF SUCH PLAN AND AGREEMENT, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF QUEST RESOURCE CORPORATION.

6.           Dividends and Voting. Participant is entitled to (i) receive all dividends, payable in stock, in cash or in kind, or other distributions, declared on or with respect to any Restricted Shares as of a record date that occurs on or after the Date of Grant hereunder and before any transfer or forfeiture of the Restricted Shares by Participant, payable at the same time as such dividends or distributions are made to the Company's shareholders, and (ii) exercise all voting rights with respect to the Restricted Shares, if the record date for the exercise of such voting rights occurs during the Period of Restriction.

7.           Board Authority. Any questions concerning the interpretation of this Agreement and any controversy which arises under this Agreement shall be settled by the Board in its sole discretion.

8.           Headings. Headings are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

9.           Notice of I.R.C. Section 83(b) Election.   If Participant desires to make an election under Section 83(b) of the Code relating to the award of Restricted Shares, Participant shall notify the Company or its delegate of such election within 30 days of the Date of Grant. Participant shall be solely responsible for making such an Section 83(b) election and satisfying all notice and filing requirements under the Code

10.         Designation of Beneficiary. Participant may designate a person or persons to receive, in the event of his death, any Shares resulting from the vesting of Restricted Shares or other property then or thereafter distributable relating to such Shares. Such designation may be made either in the space indicated at the end of this Agreement or in a written instrument delivered to the Company. If Participant fails effectively to designate a beneficiary, then the person(s), or trust(s) entitled by will or the laws of descent and distribution shall be deemed to be the beneficiary of the transfer.

11.        Tax Withholding. To the extent that the grants or vesting of any of the Restricted Shares granted hereunder may obligate th`e Company to pay withholding taxes on behalf of Participant, the Company shall have the power to withhold, or require Participant to remit to the Company, an amount sufficient to satisfy any such federal, state, local or foreign withholding tax requirements.

12.        Amendment. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

13.        Governing Law. The laws of the State of Oklahoma will govern the interpretation, validity and performance of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

14.         Binding Effect. Except as expressly stated herein to the contrary, this Agreement will be binding upon and inure to the benefit of the respective heirs, legal representatives, successors and assigns of the parties hereto.

This Agreement has been executed and delivered by the parties hereto effective the day and year first above written.

QUEST RESOURCE CORPORATION

By:
Name:
Title:

PARTICIPANT

[NAME]

Designation of Beneficiary

(Relationship to Recipient)

(Name of Beneficiary)

(Street Address)

(City, State, Zip Code)

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